                                                                     EXHIBIT 4.2
                                                                     -----------

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR
TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE
SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM
REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS
AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE
WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES
LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (I)
MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR
OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON
EXERCISE OF THIS WARRANT AND (II) MAY BE TRANSFERRED OR ASSIGNED TO AN AFFILIATE
OF THE HOLDER HEREOF.

                                     WARRANT

                            TO PURCHASE COMMON STOCK

                                       OF

                             TAG ENTERTAINMENT CORP.

Issue Date:  March 30, 2005                                        Warrant No. 1

     THIS CERTIFIES that ______________________ or any subsequent holder hereof
(the "Holder"), has the right to purchase from TAG ENTERTAINMENT CORP., a
Delaware corporation (the "Company"), up to ______ fully paid and nonassessable shares of the Company's common stock, par value $0.001 per share (the "Common
Stock"), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant is originally issued (the "Issue
Date") and ending at 6:00 p.m., eastern time, on the date that is the fifth
(5th) anniversary of the Issue Date (or, if such date is not a Business Day, on the Business Day immediately following such date) (the "Expiration Date"). This
Warrant is issued pursuant to a Securities Purchase Agreement, dated as of March
30, 2005 (the "Securities Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the
Securities Purchase Agreement.

     1. Exercise.

     (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The
"Exercise Price" for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $1.00, subject to adjustment for the events specified in Section 6 below.

     (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send to the Company by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), (i) a notice of exercise in substantially the form attached hereto as Exhibit A (the "Exercise Notice"), and (ii) a copy of the original Warrant, and, in the case of a Cash Exercise (as defined below), the Holder shall pay the Exercise Price to the Company by wire transfer of immediately available funds. The Exercise Notice shall state the name or names in which the shares of Common Stock that are issuable on such exercise shall be issued. In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall issue to the Holder the number of Warrant Shares that are not disputed within the time periods specified in
Section 2 below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company's regularly retained accountants) within two (2) Business Days following the date on which the Holder's Exercise Notice is delivered to the Company. The Company shall use commercially reasonable efforts to cause such accountant to calculate the
Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three
(3) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise
Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

     (d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise in full and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

     2. Delivery of Warrant Shares Upon Exercise. Upon receipt of a fax copy of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, (B) in the case of a Cashless Exercise
(as defined below), no later than the close of business on the third (3rd)
Business Day following the Exercise Date specified in such Exercise Notice, and
(C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A),
(B) or (C) being referred to as a "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant
Shares to the Holder, as long as the Company's designated transfer agent (the
"Transfer Agent") participates in the Depository Trust Company ("DTC") Fast
Automated Securities Transfer program ("FAST") and no restrictive legend is required pursuant to the terms of this Warrant or the Securities Purchase
Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery
Date. In the event that the Transfer Agent is not a participant in FAST or if the Warrant Shares are not eligible to be delivered through the FAST system or if the Holder so specifies in a Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such
Warrant Shares, no later than the close of business on such Delivery Date.
Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase
Agreement.

     3. Failure to Deliver Warrant Shares.

     (a) In the event that the Company fails for any reason to deliver to the
Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an "Exercise Default"), the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of
(i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant
Shares which are the subject of such Exercise Default multiplied by (iii) the lower of twelve percent (12%) per annum and the maximum rate permitted by applicable law (the "Default Interest Rate"), where "N" equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder.
Cash amounts payable hereunder shall be paid on or before the fifth (5th)
Business Day of each calendar month following the calendar month in which such amount has accrued.

     (b) In the event of an Exercise Default, the Holder may, upon written notice to the Company (an "Exercise Default Notice"), regain on the date of such notice the rights of the Holder under the exercised portion of this Warrant that is the subject of such Exercise Default until such Exercise Default is cured by the Company. In the event of such Exercise Default and delivery of an Exercise
Default Notice, the Holder shall retain all of the Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares
(including without limitation the right to receive the cash payments specified in Section 3(a) above).

     (c) The Holder's rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver
Warrant Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the
Holder for the Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise).

     4. Exercise Limitations. In no event shall a Holder be permitted to exercise this Warrant, or part hereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as
amended, and the rules thereunder. To the extent that the limitation contained in this Section 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder's representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. This Section 4 may not be amended unless such amendment is approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the limitations contained in this Section 4 shall cease to apply (x) upon sixty (60)
days' prior written notice from the Holder to the Company, or (y) immediately upon written notice from the Holder to the Company at any time after the public announcement or other disclosure of a Major Transaction (as defined below).

     5. Payment of the Exercise Price; Cashless Exercise. The Holder may pay the
Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

     (a) through a cash exercise (a "Cash Exercise") by delivering immediately available funds, or

     (b) if an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, through a cashless exercise (a "Cashless
Exercise"), as hereinafter provided. The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the

Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

               X = Y x (A-B)/A

     where:    X = the number of Warrant Shares to be issued to the Holder;

               Y = the number of Warrant Shares with respect to which this
                   Warrant is being exercised;

               A = the Market Price as of the Exercise Date; and

               B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant
Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date. For purposes hereof, "Market Price" means, as of a particular date, the average of the daily VWAP on each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date and (ii) "VWAP" on a Trading
Day means the volume weighted average price of the Common Stock for such Trading
Day on the Principal Market as reported by Bloomberg Financial Markets or, if
Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Investor and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common
Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business
Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

     6. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise
Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded up or down to the nearest one hundredth of a cent.

     (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the
Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

     (b) Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock in respect of such Common Stock, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company's stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), the
Company shall deliver written notice of such Distribution (a "Distribution
Notice") to the Holder at least thirty (30) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such
Distribution (the "Record Date") and (ii) the date on which such Distribution is made (the "Distribution Date") (the earlier of such dates being referred to as the "Determination Date"). In the Distribution Notice to a Holder, the Company
shall indicate whether the Company has elected (A) to deliver to such Holder, upon any exercise of this Warrant after the Determination Date, the same amount and type of assets being distributed in such Distribution as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Determination Date, to reduce the
Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the
Company's Board of Directors. If the Company does not notify the Holders of its election pursuant to the preceding sentence on or prior to the Determination
Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

     (c) Dilutive Issuances.

          (i) Adjustment Upon Dilutive Issuance. If, at any time after the Issue
Date, the Company issues or sells, or in accordance with subparagraph (ii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for per share consideration less than the Exercise Price on the date of such issuance or sale (a "Dilutive Issuance"), then effective immediately upon the
Dilutive Issuance, the Exercise Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below).

          (ii) Effect On Exercise Price Of Certain Events. For purposes of determining the adjusted Exercise Price under subparagraph (i) of this paragraph
(c), the following will be applicable:

               (A) Issuance Of Purchase Rights. If the Company issues or sells any Purchase Rights (as defined below), whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase

          Rights (and the price of any conversion of Convertible Securities (as defined below), if applicable) is less than the Exercise Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the
          Company for such price per share. "Convertible Securities" means securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock; and "Purchase Rights"
          means or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible
          Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (ii)(B) below)
          at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights
          (assuming full conversion, exercise or exchange of Convertible
          Securities, if applicable). No further adjustment to the Exercise
          Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such
          Purchase Rights.

               (B) Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the
          Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing
          (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible
          Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (ii)(B)), by (y) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities.
          If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate
          Convertible Security"), then for purposes of the

          first sentence of this subparagraph (B), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate
          Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date
          (the "Assumed Variable Market Price"), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (c) with respect to any Variable Rate Convertible Security, the Exercise Price
          in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such
          Variable Rate Convertible Security existing at the time of the adjustment required by this sentence; provided, however, that if the conversion or exercise price or exchange ratio of a Convertible
          Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (C) Change In Option Price Or Conversion Rate. If, following an adjustment to the Exercise Price upon the issuance of Purchase Rights or Convertible Securities pursuant to a Dilutive Issuance, there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y)
          the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible
          Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Exercise
          Price in effect at the time of such change shall be readjusted to the
          Exercise Price which would have been in effect at such time had such
          Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

               (D) Calculation Of Consideration Received. If any Common Stock,
          Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the
          Company therefore. In case any Common Stock, Purchase Rights or
          Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company
          (including the net present value of the consideration expected by the
          Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Market

          Price thereof on the date of receipt. In case any Common Stock,
          Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common
          Stock, Purchase Rights or Convertible Securities, as the case may be.
          Notwithstanding anything else herein to the contrary, if Common Stock
          Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the
          "Disregarded Securities") issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this paragraph (c) for the issuance of the
          Disregarded Securities or upon any conversion, exercise or exchange thereof. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

               (E) Issuances Without Consideration Pursuant to Existing
          Securities. If the Company issues (or becomes obligated to issue)
          shares of Common Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase
          Rights outstanding as of the date hereof, then all shares of Common
          Stock so issued shall be deemed to have been issued for no consideration.

          (iii) Exceptions To Adjustment Of Exercise Price. Notwithstanding the
foregoing, no adjustment to the Exercise Price shall be made pursuant to this paragraph (c) upon the issuance of any Excluded Securities. For purposes hereof,
"Excluded Securities" means (I) securities purchased under the Securities
Purchase Agreement; (II) securities issued upon exercise of the Warrants; (III)
shares of Common Stock issuable or issued to (x) employees or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors, as approved by the independent members of the Board, pursuant to one or more stock option plans or restricted stock plans or stock purchase plans in effect as of the Issue Date or subsequently approved by the independent members of the Board of Directors or by the Company's stockholders, or (y) consultants, either directly or pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the independent members of the Board of Directors or by the Company's stockholders; (IV) except as required by subparagraph (c)(ii)(E) above, shares of Common Stock issued in connection with any Convertible Securities or Purchase
Rights outstanding on the date hereof; (V) shares of Common Stock issued to a
Person in connection with a joint venture, strategic alliance or other commercial relationship with such Person relating to the operation of the
Company's business and not for the purpose of raising equity capital; (VI)
shares of Common Stock (or other securities convertible or exercisable into shares of Common Stock) issued in connection with the acquisition by the Company of any corporation or other entity (including, without limitation, the interests in certain limited partnerships of which the Company or a Subsidiary is a general

partner) or substantially all of the assets of any corporation or other entity or division thereof, as long as a purpose of such transaction is not to raise equity capital; (VII) any borrowings by the Company, direct or indirect, from a commercial lending institution that are approved by the Board of Directors, including any type of loan or payment evidenced by any type of Debt instrument, provided the value of the equity portion of any such borrowings, including warrants, options or other rights to purchase capital stock and other interests convertible into capital stock of the Company, does not exceed ten percent (10%)
of such borrowing; and (VIII) up to an aggregate of $5,000,000 of Film Vehicle
Interests (as defined in the Securities Purchase Agreement).

          (iv) Notice Of Adjustments. Upon the occurrence of one or more adjustments or readjustments of the Exercise Price pursuant to this paragraph
(c) or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a notice (an "Adjustment Notice") setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based, and, on or before the time that it delivers an Adjustment Notice, publicly disclose the contents thereof.
The failure of the Company to deliver an Adjustment Notice shall not affect the validity of any such adjustment.

     (d) Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), the Company will give the Holder at least twenty (20) Trading Days written notice prior to the earlier of (x) the closing or effectiveness of such Major Transaction and (y)
the record date for the receipt of such shares of stock or securities or other assets. In the event of a Major Transaction, the Holder shall be permitted (but shall not be required) to either (i) require the Company to repurchase this
Warrant for an amount to the value of this Warrant calculated pursuant to the
Black-Scholes pricing model or (ii) exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction. If and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the
Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

     (e) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the
Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and
thereafter the number of such shares and/or other securities or assets shall be subject to

                                       10

adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

     7. Fractional Interests.

     No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the
Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the
Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

     8. Transfer of this Warrant.

     The Holder may sell, transfer, assign, pledge or otherwise dispose of this
Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the
Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person.
Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant
Shares.

     9. Benefits of this Warrant.

     This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

     10. Loss, theft, destruction or mutilation of Warrant.

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this
Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

                                       11

     11. Notice or Demands.

     Any notice, demand or request required or permitted to be given by the
Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a
Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

     If to the Company:

     TAG Entertainment Corp.
     9916 South Santa Monica Blvd., 1st Floor
     Beverly Hills, California  90212
     Attn:    Raymond J. Skiptunis
     Tel:     (310) 277-3700
     Fax:     (310) 277-3720

     with a copy to:

     Goldstein & DiGioia, LLP
     45 Broadway, 11th Floor
     New York, New York  10006
     Attn:    Michael A. Goldstein, Esq.
     Tel:     (212) 599-3322
     Fax:     (212) 557-029

and if to the Holder, to such address as the Holder shall have furnished to the
Company in writing.

     12. Applicable Law.

     This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

     13. Amendments.

     No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is
(A) set forth in writing and is signed by the Company and the Holder and (B)
agreed to in writing by the holders of at least two-thirds (2/3) of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant
(including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall

                                       12

be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

     14. Entire Agreement.

     This Warrant, the Securities Purchase Agreement, the Certificate of
Designation, the Registration Rights Agreement, and the other Transaction
Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant, the Securities Purchase Agreement, the Certificate of
Designation, the Registration Rights Agreement, and the other Transaction
Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     15. Headings.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           [Signature Page to Follow]

                                       13

     IN WITNESS WHEREOF, the Company has duly executed and delivered this
Warrant as of the Issue Date.

                                       TAG ENTERTAINMENT CORP.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       14

                                                            EXHIBIT A to WARRANT
                                                            --------------------

                                 EXERCISE NOTICE
                                 ---------------

     The undersigned Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock ("Warrant Shares") of ___________________________
evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the
Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise
Price shall be made as:

          ______ a Cash Exercise with respect to _________________ Warrant
Shares; and/or

          ______ a Cashless Exercise with respect to _________________ Warrant
Shares, as permitted by Section 5(b) of the attached Warrant.

     2. Payment of Exercise Price. In the event that the Holder has elected a
Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the
Company in accordance with the terms of the Warrant.

Date:
      ---------------------------------

---------------------------------------
     Name of Registered Holder

By:
    -----------------------------------
    Name:
    Title:

                                       15

                                                            EXHIBIT B to WARRANT
                                                            --------------------

                                 TRANSFER NOTICE
                                 ---------------

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase shares of the Common Stock of _____________________ evidenced by the attached Warrant.

Date:
      ---------------------------------

---------------------------------------
     Name of Registered Holder

By:
    -----------------------------------
    Name:
    Title:

Transferee Name and Address:

---------------------------------------

---------------------------------------

---------------------------------------

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